UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 7, 2022, Dollar Tree, Inc. (the “Company”) entered into indemnification agreements (“Indemnification Agreements”) with each director on the Company’s Board of Directors and each of its executive officers (each, an “Indemnified Party”). The Indemnification Agreements are in furtherance of the indemnification provisions contained in the Company’s Articles of Incorporation and require the Company to indemnify each Indemnified Party, under the circumstances and to the extent provided for in the Indemnification Agreements, to the fullest extent permitted under Virginia law.

The Indemnification Agreements provide for indemnification against expenses such as attorneys’ fees, judgments, fines and settlement amounts and also the mandatory advancement and reimbursement of certain reasonable expenses, subject to limited exceptions, in each case incurred by the Indemnified Party in various legal proceedings arising out of such person’s services as a director or executive officer of the Company. The Indemnification Agreements also outline procedures for requesting and obtaining the payment of such expenses.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Indemnification Agreement
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 7, 2022	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer